EXHIBIT 23.1


     MOORE & ASSOCIATES, CHARTERED
        ACCOUNTANTS AND ADVISORS
                      PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the statement on Form 10K of Barricode, Inc. of our report dated June 18, 2008 on our audit of the financial statements of Barricode, Inc. as of April 30, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and cumulative from inception on April 3, 2006 to April 30, 2008.









/S/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
June 25, 2008










               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                        (702)253-7499 FAX (702)253-7501